UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12130 State Highway 3, Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On May 31, 2006, SPACEHAB, Incorporated (the “Company”) received a letter from The NASDAQ Stock Market notifying the Company of its regaining compliance with the Marketplace Rule 4450(a)(5) (the “Rule”) with regard to the Company’s common stock price maintaining a minimum closing bid price of $1.00 for at least 10 consecutive business days.

The Company previously announced receiving the initial notification of this matter back on November 29, 2005 for which the NASDAQ Stock Market provided the company 180 calendar days to rectify the matter in accordance with Marketplace Rule 4450(e)(2). Since the Company achieved the above $1.00 minimum closing bid price for more than 10 consecutive business days before the deadline, the company regains compliance with the rules and as such this matter is closed according to the NASDAQ Stock Market.

On June 1, 2006, the Company issued a press release announcing this event. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Title of Document
99.1	Press Release dated as of June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated
(Registrant)

Date: June 1, 2006	By:	/s/ Brian K. Harrington
Brian K. Harrington
Senior Vice President, Chief Financial Officer, Secretary and Treasurer